Exhibit 99.1

AMENDMENT TO
EXECUTIVE CONTINUITY AGREEMENT

THIS AMENDMENT TO EXECUTIVE CONTINUITY AGREEMENT (“Agreement”) made and entered into as of April 2 2019, by and between SUN HYDRAULICS CORPORATION, a Florida corporation (the “Company”) and WOLFGANG H. DANGEL, an individual residing in Sarasota, Florida (“Executive”).

W I T N E S S E TH:

WHEREAS, Executive and the Company entered into a Change of Control Agreement as of April 4, 2016 (the “Agreement”), in connection with Executive’s appointment as President and Chief Executive Officer of the Company which includes a tax gross-up provision (“tax provision”);

WHEREAS, the Company, with the active participation of Executive, is substantially revising the Company’s compensation policy and programs to align more closely executive compensation with the Vision 2025 strategy; and in connection therewith, the Executive in his role as Chief Executive Officer of the Company intends to recommend that future change-in-control agreements do not include tax provisions; and

WHEREAS, the Board of Directors of the Company has determined that, to further the purposes for which the Agreement was entered into, it is in the best interests of the Company to express the Board’s support of Executive’s leadership with respect to executive compensation and to amend the Agreement to eliminate the tax provision;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Executive agree as follows:

1.Section 6 of the Agreement – Tax Matters is hereby amended to delete Section 6(b) Section 280G of the Code in its entirety, whereupon Section 6(b) shall have no further force or effect.

2.This Agreement is made by the Company in order to induce Executive to remain in the Company’s employ, with the Company’s acknowledgment and intent that it will be relied upon by Executive, and in consideration of the services to be performed by Executive from time to time hereafter.  However, this Agreement is not an agreement to employ Executive for any period of time or at all.

3.Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written.

SUN HYDRAULICS CORPORATION	“EXECUTIVE”

By:/s/ Philippe Lemaitre	/s/ Wolfgang H. Dangel
Philippe Lemaitre, Chairman, Board of Directors	WOLFGANG H. DANGEL